EXHIBIT G(2)

APPENDIX "A"

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK AND EACH OF THE FOLLOWING INVESTMENT COMPANIES

DATED AS OF SEPTEMBER 5, 2000

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of December 1, 1994:

FUND	Portfolio	Effective as of:
Fidelity Aberdeen Street Trust	Fidelity Freedom Income Fund	August 31, 1996
	Fidelity Freedom 2000 Fund	August 31, 1996
	Fidelity Freedom 2010 Fund	August 31, 1996
	Fidelity Freedom 2020 Fund	August 31, 1996
	Fidelity Freedom 2030 Fund	August 31, 1996
	Fidelity Freedom 2040 Fund (1)	September 4, 2000
Fidelity Advisor Series II	Fidelity Advisor Government Investment Fund	December 1, 1994
	Fidelity Advisor Floating Rate High Income Fund	July 24, 2000
	Fidelity Advisor High Income Fund	August 30, 1999
	Fidelity Advisor High Yield Fund	December 1, 1994
	Fidelity Advisor Intermediate Bond Fund	December 1, 1994
	Fidelity Advisor Mortgage Securities Fund	December 1, 1994
	Fidelity Advisor Short Fixed-Income Fund	December 1, 1994
	Fidelity Advisor Strategic Income Fund	December 1, 1994
Fidelity Advisor Series IV	Fidelity Institutional Short-Intermediate Government Fund	December 1, 1994
	Fidelity Real Estate High Income Fund	December 1, 1994
Boston Street Trust	Fidelity Target Timeline 2001	January 18, 1996
	Fidelity Target Timeline 2003	January 18, 1996
Fidelity Charles Street Trust	Spartan Investment Grade Bond Fund	December 1, 1994
Fidelity Commonwealth Trust	Fidelity Intermediate Bond Fund	December 1, 1994
Fidelity Concord Street Trust	Fidelity U.S. Bond Index Fund	December 1, 1994
Fidelity Covington Trust	Fidelity Real Estate High Income Fund II	May 16, 1996
Colchester Street Trust	Domestic Portfolio	September 14,1995
	Money Market Portfolio	September 14, 1995
	Government Portfolio	September 14, 1995
	Treasury Portfolio	September 14, 1995
	Treasury Only Portfolio	September 14, 1995
	Tax-Exempt Portfolio	September 14, 1995
Fidelity Fixed-Income Trust	Fidelity Short-Term Bond Fund	December 1, 1994
	Fidelity Investment Grade Bond Fund	December 1, 1994
	Spartan Government Income Fund	December 1, 1994
	Fidelity High Income Fund	December 1, 1994
Fidelity Hereford Street Trust	Spartan Money Market Fund	December 1, 1994
	Spartan U.S. Government Money Market Fund	September 14, 1995
	Spartan U.S. Treasury Money Market Fund	September 14, 1995
Fidelity Income Fund	Fidelity Ginnie Mae Fund	December 1, 1994
	Fidelity Intermediate Government Income Fund	December 1, 1994
Fidelity Money Market Trust	Retirement Government Money Market Portfolio	September 14, 1995
	Retirement Money Market Portfolio	September 14, 1995
Fidelity Oxford Street Trust	Fidelity Four-in-One Index Fund	June 26, 1999
Fidelity Phillips Street Trust	Fidelity Cash Reserves	December 1, 1994
	Fidelity U.S. Government Reserves	September 14, 1995
Fidelity Select Portfolios	Money Market Portfolio	December 1, 1994
Fidelity Summer Street Trust	Fidelity Capital & Income Fund	December 1, 1994
Fidelity School Street Trust:	Fidelity Strategic Income Fund	March 19, 1998
Fidelity Union Street Trust	Spartan Ginnie Mae Fund	December 1, 1994
Fidelity Union Street Trust II	Fidelity Daily Income Trust	December 1, 1994
Newbury Street Trust	Prime Fund - Daily Money Class	September 14, 1995
	Prime Fund - Capital Reserves Class	September 18, 1997
	Treasury Fund - Daily Money Class	September 14, 1995
	Treasury Fund - Advisor B Class	September 14, 1996
	Treasury Fund - Capital Reserves Class	September 18, 1997
Variable Insurance Products Fund	High Income Portfolio	December 1, 1994
	Money Market Portfolio	September 14, 1995
Variable Insurance Products Fund II	Investment Grade Bond Portfolio	December 1, 1994

(1) The addition of Fidelity Freedom 2040 Fund effective September 4, 2000.

Each of the Investment Companies listed on this Appendix "A", on behalf of each of their respective Portfolios	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	The Bank of New York

By:___/s/John Costello		By: /s/Edward G. McGann
Name: John Costello		Name: Edward G. McGann
Title: Assistant Treasurer		Title: Vice President_